Exhibit 99.1

Contact:	Richard A. Lechleiter Executive Vice President and Chief Financial Officer (502) 596-7734

KINDRED HEALTHCARE SIGNS DEFINITIVE AGREEMENT TO ACQUIRE

HOME HEALTH COMPANY

Acquired Company Operates 27 Locations in Northern California, Arizona, Nevada and Utah

LOUISVILLE, Ky. (August 11, 2011) – Kindred Healthcare, Inc. (the “Company” or “Kindred”) (NYSE: KND) today announced that its subsidiary has signed a definitive agreement to acquire the equity of Professional HealthCare, LLC (“Professional”), a portfolio company of Mainsail Partners, for a purchase price of $51 million in cash. Professional is a provider of home health, hospice, private duty nursing services and durable medical equipment. The Company expects to finance the transaction with operating cash flows and proceeds from its revolving credit facility. Professional will have no outstanding long-term debt at closing.

Professional operates 27 locations in northern California, Arizona, Nevada and Utah that currently generate annualized revenues of approximately $53 million. Kindred currently operates 21 nursing and rehabilitation centers and four long-term acute care hospitals within Professional’s service areas. In addition, Kindred’s Peoplefirst home health and hospice business currently provides home health services in San Francisco and southern California.

The transaction is subject to several regulatory approvals and other conditions to closing and is expected to close by the end of the third quarter of 2011. The Company expects that the transaction will be slightly accretive to earnings in 2012.

Paul J. Diaz, President and Chief Executive Officer of the Company, commented that “the Professional transaction adds to the size and scale of our growing home health and hospice business. There is substantial overlap with Kindred’s businesses in many of Professional’s markets, which will allow us to expand our continuum of post-acute services in these cluster markets. We believe that the continued expansion of our continuum of post-acute care services in our key cluster markets supports the growing interest among patients, physicians, hospital systems and public and private payors for integrated care.”

Mr. Diaz continued, “We look forward to Professional’s employees joining our organization and contributing their expertise in the home health and hospice business. We in turn believe we can provide our new colleagues with enhanced opportunities for professional growth and development.”

Jason Payne, Managing Partner of Mainsail Partners stated, “We are excited for the team at Professional to be joining Kindred Healthcare, one of the most well respected healthcare service providers in the country. We are proud of the success we have had building Professional into a leading provider of healthcare services. In partnership with Professional’s management team and

      680 South Fourth Street      Louisville, Kentucky 40202

      502.596.7300        www.kindredhealthcare.com

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Kindred Healthcare Signs Definitive Agreement to Acquire Home Health Company

August 11, 2011

the company’s founder, we achieved consistent and substantial year-over-year growth, while maintaining our number one priority of providing the highest quality patient care available in our markets.”

Houlihan Lokey is acting as financial advisor to Kindred and Cain Brothers & Company, LLC is acting as financial advisor to Professional.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Kindred’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from Kindred’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Kindred is unable to predict or control, that may cause Kindred’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in Kindred’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect Kindred’s plans or results include, without limitation, (a) the impact of a final rule issued by the Centers for Medicare and Medicaid Services (“CMS”) on July 29, 2011 providing for a 11.1% reduction in Medicare reimbursement to nursing centers as well as changes in payments for the provision of group rehabilitation therapy services, (b) other potential reimbursement changes resulting from the Budget Control Act of 2011, (c) Kindred’s ability to integrate the operations of the acquired hospitals and rehabilitation services operations and realize the anticipated revenues, economies of scale, cost synergies and productivity gains in connection with the RehabCare Group, Inc. (“RehabCare”) acquisition and any other acquisitions that may be undertaken during 2011, as and when planned, including the potential for unanticipated issues, expenses and liabilities associated with those acquisitions, (d) the potential for diversion of management time and resources in seeking to integrate RehabCare’s operations, (e) the potential failure to retain key employees of RehabCare, (f) the impact of Kindred’s significantly increased levels of indebtedness as a result of the RehabCare acquisition on Kindred’s funding costs, operating flexibility and ability to fund ongoing operations, development capital expenditures or other strategic acquisitions with additional borrowings, particularly in light of ongoing volatility in the credit and capital markets, (g) the impact of healthcare reform, which will initiate significant reforms to the United States healthcare system, including potential material changes to the delivery of healthcare services and the

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Kindred Healthcare Signs Definitive Agreement to Acquire Home Health Company

August 11, 2011

reimbursement paid for such services by the government or other third party payors. Healthcare reform will impact each of Kindred’s businesses in some manner. Due to the substantial regulatory changes that will need to be implemented by CMS and others, and the numerous processes required to implement these reforms, Kindred cannot predict which healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on Kindred’s business, financial position, results of operations and liquidity, (h) changes in the reimbursement rates or the methods or timing of payment from third party payors, including commercial payors and the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for long-term acute care (“LTAC”) hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for nursing centers, and the expiration of the Medicare Part B therapy cap exception process, (i) the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry, (j) Kindred’s ability to successfully pursue its development activities, including through acquisitions, and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations, (k) the impact of the Medicare, Medicaid and SCHIP Extension Act of 2007 (the “SCHIP Extension Act”), including the ability of Kindred’s hospitals to adjust to potential LTAC certification, medical necessity reviews and the moratorium on future hospital development, (l) the impact of the expiration of several moratoriums under the SCHIP Extension Act which could impact the short stay rules, the budget neutrality adjustment as well as implement the policy known as the “25 Percent Rule,” which would limit certain patient admissions, (m) failure of Kindred’s facilities to meet applicable licensure and certification requirements, (n) the further consolidation and cost containment efforts of managed care organizations and other third party payors, (o) Kindred’s ability to meet its rental and debt service obligations, (p) Kindred’s ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas, Inc. (NYSE:VTR), (q) the condition of the financial markets, including volatility and weakness in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of Kindred’s businesses, or which could negatively impact Kindred’s investment portfolio, (r) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services, (s) Kindred’s ability to control costs, particularly labor and employee benefit costs, (t) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel, (u) Kindred’s ability to attract and retain key executives and other healthcare personnel, (v) the increase in the costs of defending and insuring against alleged professional liability and other claims and the ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes, (w) Kindred’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability and other claims, (x) Kindred’s ability to successfully dispose of unprofitable facilities, (y) events or circumstances which could result in the impairment of an asset or other charges, (z) changes in generally accepted accounting principles or practices, and changes in tax accounting or tax laws (or authoritative interpretations relating to any of these matters), and (aa) Kindred’s ability to maintain an effective system of internal control over financial reporting. Many of these factors are beyond Kindred’s control. Kindred cautions investors that any forward-looking statements made by Kindred are not

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Kindred Healthcare Signs Definitive Agreement to Acquire Home Health Company

August 11, 2011

guarantees of future performance. Kindred disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-150 private employer in the United States, is a healthcare services company based in Louisville, Kentucky with annual revenues of $6 billion and approximately 76,300 employees in 46 states. At June 30, 2011, Kindred through its subsidiaries provided healthcare services in over 2,200 locations, including 120 long-term acute care hospitals, five inpatient rehabilitation hospitals, 224 nursing and rehabilitation centers, 22 sub-acute units, 20 hospice and home care locations, 104 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served approximately 1,760 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for three years in a row, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com.

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